                                                             374 Starke Rd
                                                             Carlstadt, NJ 07072
Infu-Tech, Inc.                                              Tel. (201) 896-0100
                                                             Fax (201) 635-9358




To Our Shareholders:

This past year has seen the company shift away from our traditional infusion therapy and managed care focus to accommodate new and what we believe to be expanded opportunities as distributors of specialty pharmaceuticals and as leaders in wireless applications for the healthcare industry.

 This gradual move toward the Internet and wireless communications has led to the formalization of Smartmeds.com as a subsidiary of Infu-Tech, Inc. and to the appointment of Daniel Rosen, formerly Director business and commerce at the Walt Disney Internet Group, as Chief Executive Officer of Smartmeds.com. Additionally, Dan was appointed President of Infu-Tech, Inc. to be in a position to integrate our traditional business with the company's entry into the Internet business space.

During this period, Infu-Tech, Inc. sought to streamline its infusion therapy and managed care accounts to focus on the more profitable opportunities and eliminate fiscally draining businesses. This has led to the strengthening of our client mix and should improve our cash flow and income generating opportunities.

The Future with Wireless Healthcare Applications

The company has built a strong relationship with 70 HMO's and it is this relationship that has provided us with an overview of the weakness in communications within the provider-patient-physician-healthcare services relationship. Smartmeds.com was developed to address and improve communications between these parties and in so doing empower people to better manage their health.

Wireless technology is rapidly expanding the ability of people to communicate and obtain information when and where ever they may be. The public is extremely receptive to wireless communications. Just as banking and stock trading can be facilitated with the immediacy and convenience offered by wireless devices, healthcare will also benefit from the ease of this technology. It is expected that the market for wireless devices will expand from 300 million to 1 billion devices in use worldwide by 2003. Infu-Tech via Smartmeds.com is developing Internet enabled wireless applications to facilitate healthcare and disease management services.

Assessing Financial Results:

Infu-Tech's financial results for fiscal year 2000 reflected the Company's decision to eliminate contractual arrangements that were not meeting profitability standards and focus its efforts on specialty pharmaceuticals and wireless internet applications for the healthcare industry.

For fiscal year 2000, Infu-Tech had revenues of $18.6 million versus $25.5 million in 1999. The net loss for 2000 was $3.8 million or $1.14 per share compared with a loss of $1.1 million or $0.35 per share in 1999. A significant portion of the loss was attributed to special items. The Company increased its reserve for accounts receivable by $1.5 million, increased its valuation allowance for deferred taxes by $0.5 million, and recognized a $0.1 million charge for the exercise of non employee stock options.

Looking Forward:

Infu-Tech is expanding its traditional focus to embrace new opportunities as a specialty pharmaceutical distributor and facilitator of wireless connectivity between patient-provider-physician-healthcare services. The transition offers new revenue generating opportunities via e-commerce, strategic partnerships to further the Smartmeds.com wireless initiative, and via expanded markets for specialty pharmaceuticals and other related products and services. Our long-term relationships with some of the country's largest managed care organizations provide a solid foundation upon which we are building new lines of business. Going forward we will introduce new products and services that include disease state management, patient outcomes research and advanced management information services for physicians. We believe our market offers significant opportunities for expansion and growth and Infu-Tech will take a national leadership position in developing them.

Sincerely,


/s/ Jack Rosen
----------------------
Jack Rosen                         [graphic]
Chairman                        Joint Commission
                   Accreditation of Health Care Organizations

                                INFU-TECH, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                November 28, 2000

TO THE STOCKHOLDERS OF INFU-TECH, INC.:

   This is to notify you that the Annual Meeting of our stockholders will be held at the Rihga Royal Hotel, 151 West 54th Street , New York, New York on Tuesday, November 28, 2000, at 11:00 o'clock a.m. for the following purposes:

   1.   To elect six directors for the ensuing year.

   2.   To vote on a proposal to approve the Infu-Tech, Inc. 2000 Stock Option
        Plan.

   3. To transact any other business which may properly come before the meeting.

   Only stockholders of record as of the close of business on October 17, 2000 will be entitled to notice of or to vote at the meeting or any adjournment of the meeting. Infu-Tech's transfer books will not be closed.

   If you do not intend to be present at the meeting, please sign and return the enclosed Proxy. If you attend and vote in person, the Proxy will not be used with regard to the matters on which you voted.

                                            By Order of the Board of Directors



                                            Israel Ingberman
                                            Secretary

Dated: November 7, 2000

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

Solicitation and Revocability of Proxy

   Our management is soliciting the accompanying Proxy. The proxyholders named in the Proxy will vote all shares represented by proxies in the manner designated; or if no designation is made, they will vote the shares in favor of the election of directors named below and in favor of approval of the 2000 Stock Option Plan. They will not vote shares with regard to particular matters as to which proxies instruct the proxyholders to abstain (or which are marked by brokers to show that specified numbers of shares are not to be voted). WE ARE MAILING THIS PROXY STATEMENT AND THE ACCOMPANYING FORM OF PROXY ON OR ABOUT NOVEMBER 8, 2000 TO ALL STOCKHOLDERS OF RECORD ON OCTOBER 17, 2000. If you give a proxy, you may revoke it at any time before it is voted by delivery of a written instrument of revocation to our office at 374 Starke Road, Carlstadt, NJ 07072, or in open meeting, without, however, affecting any vote which has already been taken. Your presence at the meeting will not revoke a proxy, but if you attend the meeting and cast a ballot, that will revoke a proxy as to the matter on which the ballot is cast.

Cost and Method of Solicitation

   We will bear the cost of soliciting proxies. We are soliciting proxies by mail and, in addition, our directors, officers and employees may solicit proxies personally or by telephone. We will reimburse custodians, brokerage houses, nominees and other fiduciaries for the cost of sending proxy material to their principals.

Voting Rights and Proxies

   Only stockholders of record as of the close of business on October 17, 2000, will be entitled to vote at the meeting. Our only outstanding voting securities on that date were 3,364,771 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote.

   You may vote your stock in person or by your signed, written proxy. We will deem any message sent to us prior to the time for voting which appears to have been transmitted by a stockholder, or any reproduction of a proxy, to be sufficient. The death or incapacity of a person who gives a proxy will not revoke the proxy, unless the fiduciary who has control of the shares represented by the proxy notifies us in writing before the meeting of the death or incapacity.

Principal Stockholders

   The following are the only persons who, insofar as we are aware, owned beneficially more than 5% of any class of our voting securities on October 17, 2000:


                            Name and Address of        Amount and Nature of    Percent of
       Title of Class         Beneficial Owner         Beneficial Ownership      Class
        -------------     -------------------------     -------------------     ---------
        Common Stock       Kuala Healthcare, Inc.           1,570,000            46.7%
                             910 Sylvan Avenue
                         Englewood Cliffs, NJ 07632

   On October 17, 2000, Cede & Co. owned of record 1,781,203 shares of Common Stock, constituting 52.9% of the outstanding Common Stock. We understand those shares were held beneficially for various brokerage houses, some of whom may in turn have been holding shares beneficially for customers.

   As of October 17, 2000, our voting securities which our directors and executive officers beneficially owned were as follows:


                                                                       Amount and
                                                                        Nature of
                                                                       Beneficial
Name and Address                                    Title of Class    Ownership (d)    Percent of Class
--------------------------                          --------------    -------------    ----------------
Joseph Giglio                                        Common Stock        40,000(a)          01.2%
Executive Professor
Northeastern University
Graduate School of Business
312 Hayden Hall
Boston, MA 02115

Jack Rosen                                           Common Stock       301,000(c)          08.9%
910 Sylvan Avenue
Englewood Cliffs, NJ 07632

Joseph Rosen                                         Common Stock        20,000(a)           (b)
910 Sylvan Avenue
Englewood Cliffs, NJ 07632

Israel Ingberman                                     Common Stock        20,000(a)           (b)
910 Sylvan Avenue
Englewood Cliffs, NJ 07632

Carl D. Glickman                                     Common Stock        35,000(a)          01.1%
1140 Leader Building
526 Superior Avenue East
Cleveland, Ohio 44114

Bruce Slovin                                         Common Stock        40,000(a)          01.2%
35 E. 62nd Street
New York, NY 10021

Daniel Rosen                                         Common Stock            --(a)           (b)
374 Starke Road
Carlstadt, NJ 07072

Frederick W. Schmidt                                 Common Stock        21,875(a)           (b)
374 Starke Road
Carlstadt, NJ 07072

All directors and executive                          Common Stock        477,875             14%
officers as a group (8 persons)                                          shares

---------------
(a) Consists entirely of shares which may be purchased on exercise of options which were exercisable within 60 days after October 17, 2000. In addition, all directors and officers other than Mr. Schmidt hold options to purchase shares of Smartmeds.com, a subsidiary of Infu Tech, which after one year can be converted into options to purchase shares of Infu Tech. None of those options will be convertible within 60 days after October 17, 2000.
(b)  Less than 1%.
(c) Includes 200,000 shares which were given as gifts to members of Mr. Rosen's family.
(d) The ownership figures do not include options to purchase Common Stock, or options to purchase shares of Smarmeds.com which will become convertible into options to purchase Common Stock, which will not be exerciseable or convertible within 60 days after October 17, 2000.

                              ELECTION OF DIRECTORS

   The persons named in the accompanying Proxy will vote for the following people as directors of the Company (except as otherwise directed in proxies which are submitted) to hold office until the next annual meeting of stockholders:


Name of Director                                           Age    Director Since
---------------------                                      ---    --------------
Jack Rosen ............................................     54         1988
Joseph Rosen ..........................................     49         1988
Israel Ingberman ......................................     54         1988
Joseph Giglio .........................................     59         1992
Bruce Slovin ..........................................     64         1992
Carl D. Glickman ......................................     74         1992

   Jack Rosen has served as the Chief Executive Officer (the President, Chairman of the Board or both) and as a Director of the Company since 1992, of Kuala Healthcare, Inc. ("Kuala") since its incorporation in 1981 and of Kuala's subsidiaries from their respective dates of incorporation, the first of which was in 1976. Mr. Rosen is also the President and a Director of CompreMedx Corporation ("CompreMedx"), an 89.1%-owned subsidiary of Kuala. He is actively engaged, together with Joseph Rosen and Israel Ingberman, who are officers and directors, and along with Jack Rosen are the three principal stockholders of the Company (the "Principal Stockholders"), in a variety of enterprises, including real estate development and hotel ownership (the "Rosen-Ingberman
Enterprises"). Jack Rosen is the brother of Joseph Rosen and the father of Daniel Rosen, the President and Chief Operating Officer of the Company.

   Joseph Rosen has served as a Vice President and as a Director of Kuala since its incorporation in 1981 and as a director and officer of all its subsidiaries (including CompreMedx) from their respective dates of incorporation. He is actively engaged, together with the other Principal Stockholders, in the Rosen-Ingberman Enterprises. He is the brother of Jack Rosen.

   Israel Ingberman has served as Secretary, Treasurer and as a Director of Kuala since its incorporation in 1981 and as a director and officer of all its subsidiaries (including CompreMedx) from their respective dates of incorporation. He is actively engaged, together with the other Principal Stockholders, in the Rosen-Ingberman Enterprises.

   Joseph M. Giglio has been a director of Kuala since January 1983. He became a director of the Company in July 1992. Currently, he is a professor at the Graduate School of Business at Northeastern University. From December 1993 until August 1994, he was the Senior Advisor to the First Southwest Company. From April 1992 to November 1993, he was an Executive Vice President of Smith Barney & Co., and from June 1991 to April 1992, he was a Managing Director of that firm. From January 1990 to June 1991, he was the President of Chase Municipal Securities, Inc., an affiliate of The Chase Manhattan Bank, N.A. From August 1988 through December 1989, Mr. Giglio was a Senior Vice President at Chase Securities, Inc. in the Municipal Finance Division. For more than five years prior to joining Chase, Mr. Giglio was the Senior Managing Director of the Public Finance Department at Bear Stearns & Co., Inc. Mr. Giglio served as Chairman of the National Council on Public Works Improvement, which released its final report, "Fragile Foundation," in February 1988. Mr.
Giglio chaired the U.S. Senate Budget Committee's Private Sector Advisory Panel on Infrastructure Financing. He serves on the board of directors of The Hudson Institute. Mr. Giglio has served as an Associate Professor of Finance at New York University. He is a graduate of Rutgers University, and holds a Master of Public Administration degree from New York University and a Master's degree in Business from Columbia University.

   Carl D. Glickman became a Director of the Company in July 1992. Since 1953, he has been the president of The Glickman Organization, a real estate ownership and management company. In addition, Mr. Glickman is a director of Bear Stearns Companies, Inc. (an investment banking company), Jerusalem Economic Corporation (an Israeli real estate company), Alliance Tyre and Rubber Co. (an Israeli tire manufacturer), Lexington Corporate Properties, Inc. (a real estate investment trust), and Office Max, Inc. (an office supplier retailer).

   Bruce Slovin has been a Director of Kuala since June 1988. He became a Director of the Company in July 1992. Mr. Slovin is a graduate of Harvard Law School and Cornell University. Since 1980, he has been president and a director of MacAndrews & Forbes Group, Inc., an industrial holding company. Since 1985, he has been president and a director of Revlon Group Incorporated, a consumer products holding company. In addition, Mr. Slovin is a director of Andrews Group Incorporated (industrial holding company), M&F Worldwide Corp., (producer of licorice extract and other flavoring agents) and Cantel Industries, Inc. (a distributor of medical equipment).

Vote Required

   The election of a director requires a plurality of the votes cast for the position. Because no minimum vote is required, shares which are present at the meeting but are not voted (whether due to abstentions or otherwise) will not directly affect the outcome of the election.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

   The following table sets forth the annual compensation, long-term compensation and all other compensation for our chief executive officer and for each of our other executive officers whose annual salary and bonus totaled more than $100,000 during the year ended June 30, 2000:

                           Summary Compensation Table


                                                 Annual Compensation                 Long-Term Compensation
                                          ---------------------------------     --------------------------------
                                                                                       Awards            Payouts
                                                                                ---------------------    -------
                                                                               Restricted
                                                               Other Annual       Stock      Options/      LTIP       All Other
      Name and Principal                  Salary     Bonus     Compensation     Award(s)       SARs      Payouts    Compensation
         Position(1)             Year     ($)(2)     ($)(2)         ($)            ($)          ($)        ($)           ($)
    ----------------------       ----    -------    -------    ------------    ----------    --------    -------    ------------
Jack Rosen...................    2000    150,000         --        None           None             --      None         None
 Chairman of the Board and...    1999    150,000         --        None           None             --      None         None
 Chief Executive Officer ....    1998    150,000    108,000        None           None        100,000      None         None
Pritpal Virdee(3)............    2000    123,700         --        None           None             --      None         None
 Executive Vice President ...    1999    158,900         --        None           None             --      None         None
                                 1998    155,700         --        None           None         10,000      None         None
Frederick Schmidt(4).........    2000    116,410         --        None           None         27,500      None         None
 Vice President and Chief ...    1999         --         --        None           None             --      None         None
 Financial Officer ..........    1998         --         --        None           None             --      None         None

---------------
(1) Officers devoted 100% of their time to InfuTech, except Mr. Rosen (who devoted approximately 33% of his time to InfuTech).
(2) Since August 1992, Mr. Rosen has been employed part-time by InfuTech. His salary paid by InfuTech during fiscal 1998, 1999 and 2000 was $150,000 per year. The bonus payable by InfuTech was $0 in 2000 and $0 in 1999. The remainder of his working time is devoted to his duties as Chairman of Kuala, for which he is entitled to an annual salary of $250,000. He also became entitled to a bonus from Kuala of $684,100 with regard to fiscal 1998.
(3)  Mr. Virdee resigned from Infu Tech on March 31, 2000.
(4)  Mr. Schmidt has been employed by Infu Tech since October 12, 1999.

   Directors who are not employees were entitled to annual fees of $5,000. However, they waived these fees in fiscal 2000. Directors who are also employees receive no additional remuneration for services as directors.

Option Plans

   The following table sets forth certain information with regard to options granted during fiscal 2000 to our Chief Executive Officer and to our other executive officers whose salary and bonus from us during fiscal 2000 totaled more than $100,000:

                      Option/Sar Grants in Last Fiscal Year

                                                                                                                   Potential Value
                                                                  Individual Grants                                  at Assumed
                                       ----------------------------------------------------------------------      Annual Rates of
                                        Number of     Percent of Total                                               Stock Price
                                       Securities       Options/SARs                                              Appreciation For
                                          under          Granted to                                                  Option Term
                                       option/SARs      Employees in      Exercise of Base                        -----------------
                Name                   Granted (#)     Fiscal  Year %       Price ($/Sh)      Expiration Date     5% ($)    10% ($)
                                       -----------     ---------------     ---------------     --------------    -------    -------
Frederick W. Schmidt ..............         20,000          11.5%               $1.10             10/28/09       $35,836    $57,062
                                             7,500           4.3%                2.78              1/3/10         33,962     54,080

   The following table sets forth information with regard to exercises of options and SARs held at June 30, 2000.

Aggregated Option/Sar Exercises in Last Fiscal Year and Fiscal Year-end
                                Option/Sar Values


                                                                              Number of Unexercised    Value of Unexercised in-the-
                                                                             Options/SARs at Fiscal        Money Options/SARs at
                                                                                    Year-End*            Fiscal Year End ($)(a)**
                                 Shares Acquired on                              Exercisable(E)/              Exercisable(E)/
             Name                   Exercise (#)       Value Realized ($)       Unexercisable(U)             Unexercisable(U)
             ----                   ------------       ------------------       ----------------             ----------------
Jack Rosen ..................            --                    --                301,000 (E)(b)                    0(E)
Frederick W. Schmidt ........            --                    --                   27,500(U)                   $23,000(U)

---------------
(a) Based upon the amount by which the market value of Infu Tech's Common Stock on June 30, 2000 ($2.25 per share) exceeded the exercise price of options.
(b) In addition, Mr. Rosen held options to purchase shares of Smartmeds. com, a subsidiary of Infu Tech, which become convertible, at his option, on April 18, 2001 into options to purchase 67,934 shares of Infu Tech's
     Common Stock for $3.68 per share.

                  INFORMATION REGARDING THE BOARD OF DIRECTORS

   The Board has an Audit Committee and a Compensation Committee. It does not have a Nominating Committee.

   The Audit Committee consists of Messrs. Giglio, Slovin and Glickman. This committee met twice in fiscal 2000. Its principal functions are: recommending to the full Board the engagement of independent auditors for the ensuing year, reviewing the scope of non-audit services performed for the Company by the independent auditors, and reviewing the independent auditors' recommendations for improvements of internal controls.

   The Compensation Committee consists of Messrs. Giglio, Slovin and Glickman. This Committee met once in fiscal 2000. Its principal functions are: recommending to the full Board compensation arrangements for senior management and recommending to the full Board the adoption and implementation of compensation and incentive plans.

   During fiscal 2000 the Board met twice. Each director attended both of the meetings of the Board, except that Messrs. Giglio and Glickman each attended only one meeting. Each director attended each meeting of any committees of the Board on which he served.

   The Board of Directors has adopted a written charter for the Audit Committee which is attached as Exhibit 1 to this Proxy Statement.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   Executive officers have been hired by the Chief Executive Officer. Because of the level of compensation of the executive officers (no executive officer other than the Chief Executive Officer received salary and bonus totaling more than $125,000 during the fiscal year ended June 30, 2000), the Chief Executive Officer determines the compensation of the executive officers other than the Chief Executive Officer without consultation with, or action by, the Compensation Committee.

   Stock options have been granted by a committee of Infu Tech's Board of Directors, of which the Chief Executive Officer is a member, in accordance with recommendations by the Chief Executive Officer. A total of 173,700 stock options were granted during fiscal 2000 to employees other than the Chief Executive Officer. These options were granted to provide the employees to whom they were granted with incentives related to the performance of Infu Tech's stock.

   The Chief Executive Officer has an employment agreement with Kuala which expired on July 31, 2000. Although his employment agreement has not been formally extended, he continues to provide services as Chairman of the Board and he renders part-time services to the Company for a salary of $150,000 per year. In June 1998, the Chief Executive Officer became entitled to a bonus from Infu Tech of $108,000, which has not been paid. During fiscal 2000, the Chief Executive Officer was not granted any options to purchase shares of Infu Tech's Common Stock.

                                            JOSEPH GIGLIO

                                            CARL D. GLICKMAN

                                            BRUCE SLOVIN

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   During the year ended June 30, 2000 Infu Tech was charged $5,000 by a corporation owned by Jack Rosen, the Chairman of the Board of Infu Tech, for use of an airplane owned by that corporation. Infu Tech believes the rates it was charged for use of that airplane were lower than those which would have been available from an independent charter company for use of a similar airplane.

   All the members of Infu Tech's Board of Directors, except Mr. Glickman, are also directors of Kuala. Also, three of the members of Infu Tech's Board of Directors are officers of Kuala. Transactions between Infu Tech and Kuala during the year ended June 30, 2000 were as follows:

   Infu Tech and Kuala had a Management and Non-Competition Agreement under which, (i) Kuala provided to Infu Tech services of senior executives, other than a chief executive officer (which would be Jack Rosen or another person paid by Infu Tech), (ii) neither Kuala nor Infu Tech was permitted to make any loans to the other of them, (iii) all other transactions between Infu Tech and Kuala were required to be on terms determined by the Board of Directors of Infu Tech to be no less favorable to Infu Tech than the terms which would be available from unrelated parties, (iv) Kuala was prohibited from directly or indirectly engaging in the business of providing infusion therapy to patients at home or in nursing homes or similar long term care facilities (other than those owned or operated by Kuala or subsidiaries) and (v) Infu Tech was prohibited from directly or indirectly operating nursing homes or similar long term care facilities. The agreement expired on September 30, 2000. Infu Tech paid Kuala a management fee under the agreement equal to 1.6% of Infu Tech's revenues. Kuala's liability as a result of services provided to Infu Tech was limited to losses resulting from willful malfeasance, bad faith or gross negligence. Infu Tech indemnified Kuala and its officers, employees and agents for losses resulting from the provision of services under the agreement, except when there is an adjudication that a loss resulted from the indemnified person's willful misfeasance, bad faith or gross negligence.

   Prior to June 30, 1999, Infu Tech provided infusion therapy services to nursing homes owned or managed by Kuala and derived revenues from sales to those homes, plus interest charged. It did not sell services to those nursing homes during the year ended June 30, 2000 (but it did provide products and services to patients in them).

   At September 30, 1999, Kuala's nursing homes owed us $2.07 million for goods and services we had provided them and interest, and Kuala owed us $1.38 million as its share of expenses for which we had paid. In October 1999, Kuala agreed to pay us the $3.45 million, plus interest at 7% per annum, in 20 quarterly installments of between $192,000 and $180,000 each. It gave us a security interest in 1,500,000 shares of our stock which Kuala owned to secured these obligations. It could make payments either in cash or by delivering shares of our stock to us at its market value. During the year ended June 30, 2000, Kuala's debt to us accrued interest of $226,000. During that year, Kuala paid us $75,000. At June 30, 2000, an additional $355,000 was due under the agreements. This sum was paid in September and October 2000. In November 2000, Kuala gave us a mortgage on a property owned by one of its subsidiaries as further collateral for its obligations.

                                PERFORMANCE GRAPH

   The following graph compares the five year cumulative total return of our Common Stock, assuming reinvestment of dividends, with the Dow Jones Equity Market Index and the Dow Jones Health Care Providers Index:

                Comparison of Five Year Cumulative Total Return
                           Fiscal Year Ending June 30

                                  (1995 = 100)




                                    [graphic]




                      PROPOSAL REGARDING STOCK OPTION PLAN

   On February 28, 2000 the Audit Committee of our Board of Directors adopted the Infu-Tech 2000 Stock Option Plan, subject to Board of Directors ratification and stockholder approval. Our Board of Directors ratified that action on October 10, 2000. A copy of the Plan is attached as Exhibit 2 to this Proxy Statement. Stockholders will be asked at the meeting to vote on a proposal to approve the Plan.

   We already had a stock option plan, the Infu-Tech 1996 Stock Option Plan (the "1996 Plan"), under which we were authorized to grant stock options relating to a total of up to 500,000 shares of Common Stock. At February 28, 2000, options relating to 500,000 shares of Common Stock had been issued under the 1996 Plan and had not been cancelled. Therefore, we could issue no additional options under the 1996 Plan.

   Our Board of Directors believes stock options are important to our efforts to attract and motivate key employees. This is particularly important because we are not in a position to pay salaries which are as high as those paid by some of our competitors. Our management believed the number of shares which remained available under the 1996 Plan was too small for our needs in connection with the recruitment and retention of key employees. Among other things, we do not believe we would have been able to recruit Daniel Rosen to become our president on the basis of the number of shares available under the 1996 Plan. We will be authorized to issue options under the Plan with regard to up to 500,000 shares of Common Stock (subject to adjustment to take account of recapitalizations, stock splits and similar events).

   When the Audit Committee approved the Plan and the Board subsequently ratified that approval, the Audit Committee also approved, and the Board subsequently ratified, an option plan for our wholly owned subsidiary, Smartmeds.com, Inc. A holder of an option granted under that plan may, at any time after the first anniversary of the day the option was granted, convert the option into an option to purchase shares of our Common Stock, with the number of shares of our stock to which the converted option relates and the exercise price of the converted option being based upon the number of shares and exercise price of the Smartmeds option, adjusted to reflect the difference between the exercise price of the Smartmeds option and the trading price of our shares on the day the option is granted.

   We have already granted options to purchase 173,700 shares under the Plan. These options will be void if our stockholders do not approve the Plan by February 28, 2001.

   If the Company's stockholders approve the Plan, the 1996 Plan will be terminated (although options which have already been granted will remain outstanding and be exercisable in accordance with their terms). Therefore, if the stockholders approve the Plan, the Company will have 326,506 shares of Common Stock available for issuance under its stock option plans.

Description of the Plan

   The purpose of the Plan is to encourage and enable those officers, employees and directors of the Company and its subsidiaries upon whose judgement, initiative and efforts we and our subsidiaries largely depend for the successful conduct of our business to acquire equity interests in the Company, and by doing so, to stimulate the efforts of those officers, employees and directors on behalf of the Company and its subsidiaries and strengthen their desire to remain officers, employees or directors of the Company or its subsidiaries.

   Under the Plan, a committee appointed by our Board of Directors (which may be the Board itself) may grant stock options, relating to up to 500,000 shares of Common Stock (subject to adjustment to take account of stock dividends, stock splits, recapitalizations and similar corporate events). If an option expires, terminates or is cancelled without being exercised, the shares subject to that option may be made the subject of new options granted under the Plan. Options granted under the Plan may, or may not, be designated as Incentive Stock Options ("ISO's"), which receive special tax treatment as described below under "Tax Consequences." In order to be eligible to be treated as an ISO for tax purposes, an option must meet certain requirements, including that the recipient be an employee, that the exercise price be at least 100% of the fair market value of the Common Stock on the date of grant, that the term not exceed ten years, and that the exercise price of all ISO's held by the person to whom it is granted which first become exercisable in a year not exceed $100,000.

   The Committee will determine which officers, employees and directors will receive options under the Plan and the terms of the options granted to particular officers, employees or directors. However, an option granted under the Plan must expire no more than 10 years after the date of grant. The Committee may determine that particular options will initially become exercisable at specified times, or in specified installments, except that no option may be exercisable until at least six months after it is granted other than in the event of the optionee's death or disability. The exercise price of an option will be determined by the Committee (subject to the requirement that if the option is an ISO, the exercise price must not be less than 100% of the fair market value of the Common Stock on the date the option is granted), and must be paid in cash or by check, unless the Committee permits it to be paid in whole or in part with shares of Common Stock valued at their fair market value when the option is exercised. Options granted under the Plan may be assigned or transferred only with the permission of the Committee, given after a determination that transferability will not result in specified negative tax effects and is otherwise appropriate and desirable. No employee may receive options under the Plan relating to more than 250,000 shares of Common Stock.

   The following table provides information about the options which were outstanding on October 17, 2000:


                                                            Shares of Common Stock    Average Per Share
              Individual or Group Holding                   Subject to Options(a)      Exercise Price
              ---------------------------                   ---------------------      --------------
Jack Rosen..............................................           301,000                 $4.800
Daniel Rosen............................................            25,000                 $2.875
Israel Ingberman........................................            20,000                 $5.200
Joseph Rosen............................................            20,000                 $5.200
All current executive officers .........................           393,500                 $4.490
All directors who are not executive officers ...........           115,000                 $4.200
All employees other than executive officers ............            47,150                 $2.220

---------------
(a) The named persons hold Smartmeds.com Inc. options, which may be converted at the option of the holder, after April 18, 2001, into options to purchase Infu Tech's shares at an exercise price of $3.68 per share (except that Daniel Rosen's exercise price is $2.88 per share), as follows: Jack Rosen 67,935 shares, Daniel Rosen 86,806 shares, Israel Ingberman 8,152 shares, Joseph Rosen 8,152 shares, all current executive officers 154,741 shares and all directors who are not executive officers 40,761 shares.

   On October 17, 2000, the last sale price of the Common Stock reported in the Nasdaq Small Cap Market was $2.875.

Tax Consequences

   The principal Federal income tax consequences to an employee, officer or director of the grant and exercise of options under the Plan, and of the sale of shares acquired through exercise of options, are as follows:

   Recipients of options do not have taxable income because of the grant of options to them under the Plan.

   Unless an option is an ISO, when the option is exercised, the holder will be treated as receiving ordinary income equal to the amount by which the fair market value of the Common Stock at the time of the exercise exceeds the exercise price of the option, and the fair market value of the Common Stock when the option is exercised will be the basis of that stock while it is held by the person who exercised the option. Therefore, when the stock is sold, the amount by which the sale price is greater or less than the fair market value of the shares when the option was exercised will be a capital gain or loss, which will be long-term or short-term, depending on how long the shares are held after exercise.

   The holder of an ISO does not realize any taxable income when the ISO is exercised. However, when an ISO is exercised, the amount by which the fair market value at the time of exercise of the stock acquired through the exercise exceeds the exercise price is treated as an item of adjustment for alternative minimum tax purposes (unless the stock is disposed of within one year) and may be subject to the alternative minimum tax. The price paid for the Common Stock when the ISO is exercised will be the basis of that stock while it is held by the person who exercised the option. If a person who exercises an ISO holds the stock for at least one year after the date of exercise (and at least two years after the date of grant), when the shares are sold the difference between the exercise price and the sale price will be treated as a long-term capital gain or loss. If the person does not hold the stock for one year after exercise (and two years after the date of grant), the person is treated as having made a "disqualifying disposition," and the person will be treated as receiving ordinary income at the time of sale equal to the lesser of (i) the amount by which the fair market value of the stock when the option was exercised exceeded the exercise price, or (ii) the gain on the sale. In addition, if the sale price exceeds the fair market value of the stock when the option was exercised, the difference between the exercise price and the sale price will be a capital gain.

   When an employee is treated as receiving ordinary income as a result of exercise of an option which is not an ISO, we are required to withhold and pay the withholding tax due with regard to that ordinary income. We may do this by withholding from the employee's compensation, by withholding from the number of shares issued on exercise of the option or by requiring payment of the amount required to be withheld before the Company will issue shares upon exercise of the option.

   When an option which is not an ISO is exercised or there is a disqualifying disposition of shares acquired through exercise of an ISO, we will, in at least most instances, be entitled to a deduction equal to the ordinary income which the person who exercised the option is treated as having received.

Required Vote

   Approval of the Plan requires the affirmative vote of a majority of shares which are voted with regard to the proposal to approve it.

                                  OTHER MATTERS

   Our management does not know of any matters other than those described in this Proxy Statement which will be presented for action at the meeting. If any other matters properly come before the meeting, or any adjournments, the person or persons voting the management proxies will vote them in accordance with their best judgment.

                                    AUDITORS

   KPMG audited our financial statements for the fiscal year ended June 30, 2000. We expect representatives of that firm to be present at the Annual Meeting of Stockholders to answer questions. We will give them an opportunity to make a statement if they wish to do so.

                 STOCKHOLDERS PROPOSALS FOR NEXT ANNUAL MEETING

   Proposals which stockholders wish included in next year's Proxy Statement must be received at our principal executive offices at 374 Starke Road, Carlstadt, New Jersey 07072 no later than August 7, 2001.

                                             By Order of the Board of
                                             Directors


                                             ISRAEL INGBERMAN
                                             Secretary

Dated: November 8, 2000

                                                                      Exhibit 1

                                INFU-TECH, INC.
                             AUDIT COMMITTEE CHARTER

1. Audit Committee Purpose

   The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") to assist the Board in fulfilling its oversight responsibilities. The Committee's primary duties and responsibilities are to:

   o Monitor the integrity if the Company's financial reporting process and systems of internal controls;

   o Monitor the independence and performance of the Company's independent auditors and internal audit department, and;

   o Provide an avenue of communication among the independent auditors, management, the internal audit department and the Board.

   The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the independent auditors as well as anyone in the Company,

2. Audit Committee Composition and Meetings

   The Committee members shall meet the requirements of the Nasdaq Marketplace Rules. The Committee shall be comprised of at least three members as determined by the Board, each of whom shall be independent, free from any relationship that would interfere with the exercise of their independent judgment. All Committee members shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one Committee member shall have accounting or related financial management expertise.

   Committee members shall be appointed by the Board. If a Committee Chair is not designated or present, the Committee members may designate a Chair by majority vote of the Committee membership.

   The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee Chair should consult with management, other Committee members and the independent auditors prior to each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal audit department, the independent auditors and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures.

3. Audit Committee Responsibilities and Duties

   Review Procedures

   o Review and reassess the adequacy of this charter at least annually. Submit the charter to the Board for approval and have the document included in the Company's proxy statement once every three years in accordance with Securities and Exchange Commission regulations.

   o Review the Company's audited financial statements and discuss them with management and the independent auditors. These discussions shall include consideration of the quality if the Company's accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate. Based on the review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company Annual Report on Form 10-K.

   o In consultation with management, the independent auditors and in the internal auditors consider the integrity of the Company's financial reporting process and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors and the internal audit department together with management's responses including the status of previous recommendations.

   o Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution of the Form 10-Q. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with Statement of Auditing Standards No. 61. The Chair of the Committee may represent the entire Committee for purposes of this review.

   Independent Auditors

   o The independent auditors are ultimately accountable to the Committee and the Board. The Committee shall review the performance of the auditors and annually recommend to the Board the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

   o In accordance with Independence Standards Board Statement No. 1, annually review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence. The Committee shall request a written affirmation from the auditors that they are in fact independent.

   o Review the independent auditors audit plan and engagement letter which discusses the scope, staffing, locations, reliance upon management and internal audit and general audit approach. Also, review the scope of non-audit services performed for the Company by the independent auditors.

   o Consider and review with management and the independent auditors any difficulties encountered in the course of audit work including any restrictions on the scope of activities or access to required information.

   o Prior to releasing the year end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to the Committee in accordance with Statement of Auditing Standards No. 61.

   Internal Audit Department and Legal Compliance

   o Review the budget, plan, changes in plan, activities, organizational structure and qualifications of the internal audit department, as needed.

   o Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

   o On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations and inquiries received from regulators or governmental agencies.

   Other Audit Committee Responsibilities

   o Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's proxy statement annually.

   o Annually prepare a written affirmation to The Nasdaq Stock Market, Inc. regarding the Committee's compliance with respect to independence, financial literacy, determination of at least one Committee member having accounting or financial management expertise and annual review and assessment of this charter.

   o Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

                                                                      Exhibit 2

                                INFU-TECH, INC.

                             2000 STOCK OPTION PLAN

                                February 28, 2000

1. Definitions

   As used in this Plan the following definitions apply:

   (a)  "Board of Directors" means the Board of Directors of Infu Tech, Inc.

   (b)  "Code" means the Internal Revenue Code of 1986, as amended.

   (c) "Committee" means the Compensation Committee of the Board of Directors, or such other committee consisting of at least two members of the Board of Directors as may be specified by the Board of Directors to perform the functions and duties of the Committee under the Plan. If there is no Compensation Committee and the Board of Directors does not appoint another Committee, the Board of Directors will be the Committee.

   (d) "Common Stock" means common stock, par value $.01 per share, of Infu Tech, Inc.

   (e) "Company" means Infu Tech and all of its more than 50% owned subsidiaries.

   (f) "Director" means any person serving as a member of the board of directors of any corporation included in the Company.

   (g) "Incentive Option" means an option to purchase Common Stock which meets the requirements set forth in the Plan and is intended to be, and qualifies as, an Incentive Stock Option as that term is used in Section 422 of the Code.

   (h) "Key Employee" means an officer or employee of the Company who the Committee determines can contribute significantly to the growth and successful operations of the Company.

   (i) "Holder" means a person who holds a stock option granted under the Plan.

   (j) "Infu-Tech" means Infu Tech, Inc., a Delaware corporation, or its successor by merger or any similar transaction.

   (k) "Nonqualified Option" means an option to purchase Common Stock which meets the requirements set forth in the Plan but is not intended to be, or does not qualify as, an Incentive Stock Option as that term is used in Section 422 of the Code.

   (l)  "Plan" means this Infu Tech, Inc. 2000 Stock Option Plan.

   (m) "10% Stockholder" means a person who owns (after applying the attribution rules contained in Section 424(d) of the Code) more than 10% of the total combined voting stock of all classes of Infu Tech or of any parent or subsidiary of Infu Tech.

2. Purpose of the Plan

   The purpose of the Plan is to further the growth of Infu-Tech Inc. by offering Directors and key employees of the Company upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, an opportunity to acquire a proprietary interest in Infu Tech, and by doing so to stimulate the efforts of those officers, employees and Directors on behalf of the Company and strengthen their desire to remain officers, employees or Directors of the Company.

3. Authority to Grant Stock Options

   (a) Except as provided in Section 3(b), the Committee may at any time authorize the grant of stock options under the Plan to any one or more Key Employees or Directors. These stock options may be Incentive Options or Nonqualified Options, except that (i) no officer or Director who is not an employee may be granted an Incentive Option, and (ii) no employee may be granted an Incentive Option which would result in the aggregate fair market value, determined as of the date the stock option is granted, of the Common Stock with respect to which that Incentive Option and all other Incentive Options held by that employee under any plan maintained by Infu Tech (or any parent or subsidiary of Infu Tech) are exercisable for the first time by that employee during any calendar year to exceed $100,000. No employee, officer or Director may receive options for more than 250,000 shares of Common Stock over the life of the Plan. Each stock option will be designated at the time of grant as an Incentive Option or as a Nonqualified Option.

   (b)  Any grant to an officer or Director of Infu Tech must be made either by
        (i) the full Board of Directors or (ii) a committee of the Board of Directors which consists solely of two or more "non-employee directors" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Any grant with respect to which an exception is sought from the deduction limitations under Section 162(m) of the Code must be made by a committee of the Board of Directors consisting solely of two or more "outside directors" as that term is defined in Section 162(m) of the Code.

   (c)  Without limiting the generality of what is stated in Sections 3(a) and
        (b), stock options may be granted to a Key Employee or Director regardless of the fact that stock options previously granted to that Key Employee or Director remain unexercised, and a Holder may exercise a stock option when it is exercisable by its own terms, notwithstanding that there are stock options which were previously granted to that Holder which remain unexercised.

4. Terms of Stock Options

   (a) Each stock option granted under the Plan will expire on a date determined by the Committee when the option is granted, which will be not more than 10 years after the date of grant, except that an Incentive Option granted to a Key Employee who, at the time of the grant, is a 10% Stockholder will expire not more than five years after the date of grant.

   (b) Each stock option granted under the Plan will be exercisable at such time or times, and in such installments, as are determined by the Committee when the stock option is granted. However, no stock option granted under the Plan may be exercisable until at least six months after the date of grant, except upon the death or disability of the Holder prior to the expiration of that six month period.

   (c) The exercise price of each stock option granted under the Plan will be determined by the Committee when the stock option is granted, except that with respect to Incentive Options, the exercise price may not be less than (i) if the Incentive Option is granted to a person who is not a 10% Stockholder, 100% of the fair market value of the Common Stock on the date the Incentive Option is granted, and (ii) if the Incentive Option is granted to a 10% Stockholder, 110% of the fair market value of the Common Stock on the date the Incentive Option is granted. For the purposes of the Plan, the fair market value of a share of the Common Stock on any day will be the mean between the highest and lowest quoted selling prices of the Common Stock in composite trading reported on the principal securities exchange or market on which the Common Stock is traded on that day, or if there are no sales on that day, on the next following day on which there are sales.

   (d) No stock option granted under the Plan may be assigned or transferred, other than as provided in Section 13 upon the death of the Holder to whom the stock option was granted, except that the Committee may (but need not) permit other transfers, where the Committee concludes that the transfers (i) do not result in accelerated taxation, (ii) do not cause any option intended to be an Incentive Option to fail to meet the requirements set forth in Section 422(b) of the Code (or any applicable successor to that Section) and (iii) are otherwise appropriate and desirable.

5. Payment of Option Exercise Price

   The exercise price of any stock option will be payable in cash or by check payable to the order of Infu Tech, Inc., except that the Committee may, at any time, determine that the exercise price of a stock option may be paid by delivering shares of the Common Stock with a fair market value at the date the stock option is exercised equal to all or any part of the exercise price, with any remaining balance to be paid in cash or by check payable to the order of Infu Tech, Inc.

6. Withholding Payments

   (a) If the Company is required to pay any amount as withheld income tax because of exercise of a stock option, the Company may, at its discretion, either (i) reduce the number of shares of Common Stock issuable upon exercise of the stock option by the amount of the required withholding (with the Common Stock valued at its fair market value on the date the stock option is exercised), (ii) require that, as a condition to exercise of the stock option, the Holder remit to the Company the amount of withholding tax required to be paid as a result of the exercise or (iii) withhold the amount of the withholding tax from payments of salary or other payments the Company is required to make to the Holder.

   (b) If a person makes a disqualifying disposition (as described in Section 422(a)(1) of the Code) of shares acquired upon exercise of an Incentive Option, that person will promptly notify the Company of the disqualifying disposition and pay to the Company an amount equal to any withholding tax the Company is required to pay as a result of the disqualifying disposition. If a person fails to pay the Company an amount equal to any withholding tax the Company is required to pay as a result of a disqualifying disposition of shares acquired upon exercise of an Incentive Option, the Company may withhold that amount from any payments of salary or other payments the Company is required to make to the person or may take any other lawful steps to collect that amount from the person.

7. Written Agreement

   Promptly after a stock option is granted under the Plan, Infu Tech will provide the Holder of that stock option with a written agreement containing the provisions of the stock option. The terms of the agreement will be in accordance with the Plan, but may contain additional provisions and restrictions (including, without limitation, special provisions and restrictions applicable to Incentive Stock Options) authorized by the Committee which are not inconsistent with the Plan. Each agreement relating to a stock option will state whether the stock option is or is not intended to be an Incentive Option.

   Each Holder of a stock option granted under the Plan will be bound by the terms of the Plan and of the agreement relating to the stock option.

8. Administration of the Plan

   (a)  The Plan will be administered by the Committee.

   (b) The Committee will have full power to construe, interpret and administer the Plan and to establish and change the rules and regulations for its administration.

   (c) Subject to the limitations contained in the Plan, the Committee will have full power (i) to grant Incentive Options and Nonqualified Options to any one or more Key Employees and Directors, and (ii) to determine as to any stock option granted to any Key Employee or Director the number of shares of Common Stock to which the stock option will relate, the exercise price of the stock option, the term of the stock option, and all other terms of the stock option.

   (d) In exercising its powers under the Plan, the Committee may act in its sole discretion, with no requirement that it follow past practice or treat one employee, officer or Director in a manner consistent with the treatment afforded to any other employee, officer or Director.

   (e) All actions taken and decisions made by the Committee will be binding and conclusive on all Holders of stock options granted under the Plan and all other officers, employees and Directors of the Company, and on their respective legal representatives and beneficiaries. No member of the Committee will be liable for any determination made or action taken in good faith with respect to the Plan or any stock options granted under the Plan, or for any decision not to grant stock options under the Plan to any officer, employee or Director of the Company.

9. Shares Available for Options

   The aggregate number of shares of Common Stock which may be issued upon exercise of stock options granted under this Plan is 500,000 shares, subject to adjustment as provided in Section 12. Any shares which are subject to stock options which terminate or are surrendered will be available to be issued on exercise of subsequently granted stock options. Any shares as to which stock options are exercised but which are retained by Infu Tech to pay the exercise price of stock options, to reimburse the Company for paying withholding taxes or otherwise will be deemed to have been issued upon exercise of stock options, and will not be available to be issued on exercise of other stock options.

10.   Laws and Regulations

   The obligation of the Company to issue shares of Common Stock (or other securities as provided in Section 11) upon exercise of Options will be subject to (i) the condition that counsel for the Company is satisfied that the sale and delivery will be in compliance with the Securities Act of 1933, as amended, and all other applicable laws, rules or regulations, and (ii) the condition that the shares of Common Stock reserved for issuance under the Plan have been authorized for listing or quotation on all securities exchanges or quotation systems on which the Common Stock is listed or quoted.

11. Modifications of Numbers of Shares and other Securities; Changes in Capital Structure

   If (i) Infu-Tech at any time is involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of Infu-Tech or similar transaction,
(ii) there is a stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of Infu Tech, or a distribution to holders of Common Stock other than a cash dividend or (iii) any other event occurs which in the judgment of the Committee necessitates an adjustment to the terms of the outstanding stock options which were issued under the Plan, the Committee may (x) make such modifications in the terms of outstanding stock options as in its judgment are appropriate so the Holders' rights will in aggregate be substantially the same after the event as they were before the event, and (y) make such change in the aggregate number of shares which may be granted under the Plan as in its judgment will cause the number of shares available for issuance on exercise of stock options which are outstanding at the time of the event and the number of shares available to be issued on exercise of stock options which may be granted in the future be the same proportion of the outstanding Common Stock immediately after the event that they were of the outstanding Common Stock immediately before the event, including, without limitation, adjustments in (A) the number and kind of shares subject to stock options, (B) the exercise price of outstanding stock options and (C) the number and kind of shares available for future grants of stock options under Section 9. The judgment of the Committee with respect to any matter referred to in this Section 11 will be conclusive and binding upon each Holder without the need for any amendment to the Plan or any stock options which had been granted under the Plan.

12.   Effects of Termination of Employment

   (a) Each Nonqualified Option granted under the Plan will terminate when the Holder ceases to be an officer, employee or Director of the Company, except that

       (i) If a Holder of a Nonqualified Option dies while an officer, employee or Director of the Company, each Nonqualified Option held by the Holder at the date of the Holder's death may be exercised, to the extent it was exercisable at the date of death (or, with the consent of the Committee, in full), by the Holder's legal representative until the earlier of 12 months after the date of death or the date on which the Nonqualified Option expires by its terms.

      (ii) If a Holder of a Nonqualified Option ceases to be an officer or employee of the Company,

           (A)  after the Holder be comes 65 years old,

           (B) because of the disability of the Holder (as determined by the Committee in its discretion), or

           (C) under other circumstances which the Committee determines to justify continued exercise of stock options,

     (iii) Each Nonqualified Option held by the Holder on the date the Holder ceased to be an officer, employee or Director of the Company may be exercised, to the extent it was exercisable on the date the Holder ceased to be an officer, employee or Director of the Company (or, with the consent of the Committee, in full), until the earlier of (x) three months after the date the Holder ceased to be an officer, employee or Director of the Company, or (y) the date the stock option expires by its own terms.

   (b) Each Incentive Option granted under the Plan will terminate when the Holder ceases to be an employee of the Company (whether or not the Holder continues to be an officer of the Company), except that if the Holder dies while an employee of the Company, or ceases to be an employee of the Company under a circumstance described in clause (A),
        (B) or (C) of subparagraph (a) (ii) , each Incentive Option held at the date the Holder ceases to be an employee of the Company may be exercised by the Holder's legal representative until twelve months after the date of death, or by the Holder until three months after the Holder ceases to be an employee of the Company under a circumstance described in clause
        (A), (B) or (C) of subparagraph (a)(ii), to the same extent a Nonqualified Option could have been exercised in accordance with subparagraph (a)(i) or (ii) after the date of death or after the Holder ceases to be an officer, employee or Director of the Company.

13.   No Rights to Continued Employment

   Nothing in the Plan or in any stock option granted under the Plan, and no action taken by the Committee, will give any officer, employee or Director of the Company a right to continue to be an officer, employee or Director of the Company or in any other way affect the right of the Company to terminate the officer or Director position or employment of any officer, employee or Director at any time for any reason, with or without cause.

14.   Effective Date

   The Plan will be effective on the date it is adopted by the Audit Committee of Infu Tech's Board of Directors, provided that (i) Infu Tech's Board of Directors ratifies the adoption of the Plan and (ii) stockholders approve the Plan, within 12 months after it is adopted by the Audit Committee. Stock options may be granted prior to approval of the Plan by the stockholders of Infu Tech, but each stock option granted prior to stockholder approval of the Plan will be subject to approval of the Plan by the stockholders of Infu Tech within 12 months after the Plan is adopted. No stock option may be exercised until the Plan is approved by the stockholders of Infu Tech, and all stock options granted before the Plan is approved by the stockholders of Infu Tech will automatically terminate at the end of 12 months after the Plan is adopted by the Audit Committee if adoption of the Plan is not ratified by Infu Tech's Board, or the Plan is not approved by Infu Tech's stockholders by that date.

15.   Amendments of the Plan

   The Board of Directors may amend the Plan at any time; provided that the Board of Directors may not make any amendment to the Plan that would, if the amendment were not approved by Infu Tech's stockholders cause the Plan to fail to comply with any requirement of applicable law or regulation, or make it not possible for stock options to be granted under the plan which qualify as incentive stock options, unless and until the approval of the stockholders of Infu Tech is obtained. No amendment to the Plan will change the exercise price, or otherwise alter any provision, of any stock option which has been granted prior to the amendment, unless the Holder of the stock option consents to the change.

16.   Termination of the Plan

   The Plan may be terminated at any time by the Board of Directors. The Plan will terminate on the 10th anniversary of the date it is adopted by the Board of Directors unless it is terminated before that. No stock options may be granted after the Plan terminates. However, termination of the Plan will not affect any stock option which is outstanding when the Plan is terminated.

                                     * * *

         As approved by the Board of Directors of Infu Tech Corporation on February 28, 2000.

                                      PROXY
         This proxy is solicited on behalf of the Board of Directors of
                                INFU TECH, INC.
                                 374 Starke Road
                               Carlstadt, NJ 07072

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 28, 2000.

The undersigned holder of shares of common stock of Infu Tech, Inc., a Delaware corporation (the "Company"), hereby appoints Jack Rosen, Joseph Rosen and Israel Ingberman, or any of them, with full power of substitution in each of them, to attend the Annual Meeting of Shareholders (the "Annual Meeting") to be held on November 28, 2000, at 10:00 a.m. local time, at The Rihga Royal Hotel, 151 West 54th Street, New York, New York and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting, and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED BELOW. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

|X| Please make your votes as in this example.


                         Proposal                              For    Against    Abstain
                         --------                              ---    -------    -------

1.   Election of Directors for the ensuing year: To vote       |_|      |_|        |_|
     for all nominees listed below (except as marked to the
     contrary below)
     Jack Rosen, Joseph Rosen, Israel Ingberman, Joseph M.
     Giglio, Bruce Slovin and Carl D. Glickman
     Instruction: To withhold authority to vote for any
     individual nominee, write that nominee's name in the
     space provided below.

2.   To approve the proposal for the Infu Tech, Inc. 2000      |_|      |_|        |_|
     Stock Option Plan described in the accompanying Proxy
     Statement.

3.   To vote and otherwise represent the undersigned on any    |_|      |_|        |_|
     other matter that may properly come before the meeting
     or any adjournment or postponement thereof in the
     discretion of the proxy holder.


The undersigned shareholder may revoke this proxy at any time before the votes are cast by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement and revokes any proxy previously given with respect to such meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

                                    DATED:
                                          --------------------------------------

                                    --------------------------------------------
                                    Signature

                                    --------------------------------------------
                                    Signature (if held jointly)

                                    Please date and sign exactly as the name appears hereon. When signing as executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give title as such. When signing as corporation, please sign in full corporate name by President or other authorized officer. If you sign for a partnership, please sign in partnership name by an authorized person.